                                                                   EXHIBIT 10.27

                         NON-EXCLUSIVE LICENSE AGREEMENT

         THIS NON-EXCLUSIVE LICENSE AGREEMENT (the "Agreement") is entered into this 16th day of November 2001 by and among Bernhard Fritsch (herein referred to as "Licensor"), MCY.com, Inc. ("MCY"), a Delaware corporation, MCY Music World, Inc., a wholly-owned subsidiary of MCY ("Music World") and NETrax Technologies, Inc. ("NETrax"), a wholly-owned subsidiary of MCY (MCY, Music World and NETrax are sometimes herein referred to as "Licensees").

                                    RECITALS

         WHEREAS, the Licensor is party to the Severance Agreement with MCY of even date herewith.

         WHEREAS, the parties desire that this Agreement replace and supercede the July 29, 1999 License Agreement between the Licensor and Music World in all respects.

         WHEREAS, the Licensor desires to grant and the Licensees desire to acquire a license under all patents which may issue to Licensor pursuant to two United States Patents (#6,233,682 and #6247,130) (collectively, the "Licensed Patents"), and any trademarks, including the names "MCY", "MCY.COM, MCY Music World and "NETrax,", trade secrets, trade marks, copyrights and other intellectual property rights attributable to the Licensed Patents.

         WHEREAS, the parties acknowledge that Licensor shall retain ownership of and all right, title and interest in the Licensed Patents and to any modifications or improvements made to same.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree to the following:

                                    ARTICLE I
                              NON-EXCLUSIVE LICENSE

         1.1 The Licensor hereby grants to Licensees a non-exclusive worldwide right and license to make, use, sell or offer for sale and in any way commercialize the inventions claimed by the Licensed Patents.

         1.2 Licensees may grant sublicenses only with the prior approval of Licensor only in accordance and subject to the terms of Section 5.1 hereof. No such consent is required with respect to sublicenses granted by the Licensees for the sole purpose of an end-user accessing content that is being distributed by the Licensees.

         1.3 The non-exclusive rights and license herein granted shall include all patents throughout the world which may issue from or claim priority from the Licensed Patents, including all divisionals, continuations or continuations in part, which may issue from the Licensed Patents.

         1.4 The non-exclusive rights and license granted herein shall include all patents, trade secrets, trademarks, service marks, copyrights and other intellectual property throughout the world which may issue from or claim priority from the licensed patents, their related technology, trade secrets, trademarks, service marks and/or copyrights which may issue or arise in relation to the Licensed Patents and their related technology; provided that, that the Licensor owns any such rights or intellectual property and has the right to assign or license such rights to the Licensees.

         1.5 The license granted to Licensees under this Agreement shall commence on the date hereof and shall terminate on the later of the date on which the last patent licensed hereunder to Licensees shall expire or twenty
(20) years from the date of execution of this Agreement, unless earlier terminated by mutual agreement by the parties.

                                   ARTICLE II
                          DEVELOPMENT OF THE TECHNOLOGY

          2.1 Licensor shall file, maintain, prosecute, issue, respond to office actions, defend, amend or otherwise protect rights associated with the Licensed Patents. In the event Licensees find it necessary to perform Licensor's obligations to file, maintain, prosecute, issue, respond to office actions, defend, amend or otherwise protect rights associated with the Licensed Patents, Licensees shall have the right to assert Licensor's rights hereunder.

         2.2 Each party shall not have any financial obligation to the other party except as provided within this Agreement.

                                   ARTICLE III
                       NON-DISCLOSURE AND CONFIDENTIALITY

         3.1 Licensees and Licensor each agree that all inventions and discoveries are to be kept confidential and both of said parties hereby agree not to disclose any confidential information to any person or entity outside of the Licensor's and Licensees' respective organizations. This same caution and confidentiality must be exercised by all Licensor's and Licensees' employees and other agents who work for the Licensee or Licensor or have access to the confidential information. Furthermore, Licensees and Licensor each represent and warrant to the other that each such employee or agent will, before gaining access to any confidential information or any derivative thereof, have personally recognized in writing his obligations regarding the confidential information to be disclosed pursuant to this Agreement.

                                   ARTICLE IV
                          INTELLECTUAL PROPERTY RIGHTS

         4.1 All rights, title and interest in and to any Patents and proprietary technologies, patents and know how related thereto (and all copyrights, trademarks and designs), and any and all improvements in or to any or all of the Patents and proprietary technologies and know-how related thereto, throughout the universe in perpetuity shall belong solely and exclusively to the Licensor and its affiliates and their respective successors and assigns. Nothing in this Agreement or the performance thereof shall be construed to grant to the Licensee or to any third party any license to the foregoing intellectual property except in connection with the development and use of the License during the term of this Agreement. Nothing in this Agreement or the performance hereof shall be construed to grant to the Licensees or to any third party any ownership interest or license or other right in or to any of the foregoing intellectual property after the expiration or termination of this Agreement. Licensees shall notify Licensor of potentially patentable or copyrightable material within 180 days as from the expiration of the period to file for said protection under applicable law and Licensor shall file for patent and/or copyright protection of said inventions and discoveries at Licensor's expense.

         4.2 If Licensor has not filed for said patent and/or copyright protection within 60 days from the expiration of the period to file for said protection under applicable law, ownership of said patent and/or copyright rights shall revert to Licensees and Licensees shall be responsible for all associated costs and expenses.

         4.3 In the event that the Licensor shall determine to prosecute the patent for any discovery and/or invention pursuant to this Agreement, the Licensees will provide the Licensor with all the necessary source codes, information, drawings and other data requested by Licensor.

         4.4 After termination of this Agreement, all rights, title and interest to any and all of the intellectual property including any and all improvements thereon shall belong exclusively to the Licensor. Nothing in this Agreement or the performance thereof shall be construed to grant to the Licensees or to any third party any ownership interest or license after the expiration or termination of this Agreement.


License Agreement                 Page 2 of 5

                                    ARTICLE V
                                     ROYALTY

         5.1 Licensor shall receive one-quarter of one percent (0.25%) of the annual net revenues of Licensees, its sublicensees or any assignees thereof in connection with any commercialization or other exploitation of the rights granted hereunder. Any royalties are to be computed on an annual basis and are to be paid no later than three months after the end of each year. As such, the Licensor reserves the right to inspect the books and records of the Licensees with respect to any assignments, sublicensing or any other commercialization or other exploitation of the rights granted hereunder by giving ten days notice to the Licensees.

                                   ARTICLE VI
                         ASSIGNMENT OF LICENSEES' RIGHTS

         6.1 In the event Licensees desire to assign the license rights under this Agreement to a third-party, Licensees acknowledge that no such sale may occur without the Licensor's consent.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

         7.2 No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

         7.3 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or by Federal Express Priority Overnight delivery and shall be deemed received upon mailing thereof. Notices of change of address shall be given by written notice in the manner detailed in this subparagraph 7.3.

         7.4 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

         7.5 In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover from the other party all costs and expenses of the action or suit, including actual attorneys' fees, accounting fees, and any other professional fees resulting therefrom.

         7.6 This Agreement is the final expression of, and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein.


License Agreement                 Page 3 of 5

         7.7 Headings at the beginning of each Article are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. In the event the date on which any party is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding day.

          7.8 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

          7.9 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereto consent to the jurisdiction of the Southern District of New York or the courts of the State of New York with respect to all disputes arising out of this Agreement.

         7.10 From and after the date hereof, all persons subject to or bound by this Agreement shall from time and without further consideration, do, execute and deliver, or cause to be done, executed and delivered, all such further acts, things and instruments as may be reasonably be requested or required more effectively to evidence and give effect to the provisions of this Agreement (including, without limitation, certificates to the effect that this Agreement and the representations made herein continue to be operative and as to any defaults hereunder or modifications hereof).

         7.11 This Agreement can only be assigned by the Licensor and may not be assigned by the Licensees without the prior written consent of the Licensor. Notwithstanding the foregoing:

         (i) in order for any assignment by Licensor to be effective, any party to whom Licensor may assign this Agreement must agree to abide by the terms of this Agreement with Licensees, so that any such assignment will not adversely affect the rights granted to Licensees hereunder; and

         (ii) this agreement may be assigned by Licensees to any of its wholly-owned subsidiaries or "parent" corporation(s).

IN WITNESS WHEREOF, the parties hereto have executed as of the 16th day of November 2001.


BERNHARD FRITSCH



/s/ Bernhard Fritsch
-----------------------------
Bernhard Fritsch


MCY.COM, INC.


By: /s/ C.L. HARPER
   -----------------------


Its:  President
     ---------------------




License Agreement                 Page 4 of 5

MCY MUSIC WORLD, INC.


By: /s/ C.L. HARPER
   -----------------------


Its:  President
     ---------------------

NETRAX TECHNOLOGIES, INC.

By: /s/ C.L. HARPER
   -----------------------


Its:  President
     ---------------------



License Agreement                 Page 5 of 5